UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Resignation of Charles F. Wagner, Jr. as Director

On June 4, 2012, Charles F. Wagner, Jr. resigned from the Board of Directors (the “Board”) of Bruker Corporation (the “Company”) and the Audit Committee thereof, effective immediately.

Following Mr. Wagner’s resignation, the Company’s Board consists of twelve members, of whom seven are independent, and has one vacancy to be filled by a Class II director for a term expiring at the Company’s 2014 Annual Meeting of Stockholders.

Also on June 4, 2012, Chris van Ingen, an independent director of the Company, was elected to serve as a member of the Audit Committee of the Company’s Board, effective immediately.

Replacement of William J. Knight as Chief Financial Officer

On June 4, 2012, the Board approved the replacement of William J. Knight as the Company’s Chief Financial Officer and principal financial officer, effective upon the commencement of Mr. Wagner’s employment as further described under Item 5.02(c) of this Current Report on Form 8-K. Mr. Knight, who has served as an executive officer of the Company in senior financial and operational management positions since 2004, will remain with the Company and continue to serve as a member of the Company’s senior management team as Executive Vice President, and as President of Bruker Detection Corporation and US General Manager of the Company’s Bruker Detection division.

(c)                                  Appointment of Charles F. Wagner, Jr. as Executive Vice President and Chief Financial Officer

On June 4, 2012, the Company’s Board approved the proposed appointment of Charles F. Wagner, Jr., age 44, to the positions of Executive Vice President and Chief Financial Officer effective as of a date between June 25, 2012 and July 2, 2012, inclusive, to be determined by mutual agreement between Mr. Wagner and the Company.  Mr. Wagner will serve as the Company’s principal financial officer. Mr. Wagner served as a director of the Company and member of the Company’s Audit Committee from August 2010 to June 4, 2012 and has served as a director and audit committee member of the Company’s Bruker Energy & Supercon Technologies, Inc. (“BEST”) subsidiary since June 2010. Mr. Wagner will continue to serve as a director of BEST, but has resigned from his position on the BEST audit committee.

Mr. Wagner was most recently Executive Vice President of Finance and Administration and Chief Financial Officer of Progress Software Corporation, a provider of enterprise software located in Bedford, Massachusetts, from November 2010 to March 2012.  Prior to joining Progress Software, Mr. Wagner served as Vice President and Chief Financial Officer of Millipore Corporation, a global provider of products and services in the life science tools market, from 2007 until July 2010, when Millipore was acquired by Merck KGaA. Mr. Wagner joined Millipore in 2002 and from 2003 to 2007 served as Vice President, Strategy and Corporate Development. From 1997 to 2002, he served in various roles at Bain & Company after having served as Manager, Accounting Analysis, at Millipore from 1995 to 1996 and as Manager at Coopers & Lybrand from 1990 to 1995. Mr. Wagner holds a B.S. from Boston College and a M.B.A. from Harvard Business School.

On June 5, 2012, the Company entered into a letter agreement with Mr. Wagner which sets forth certain terms of Mr. Wagner’s employment as Executive Vice President and Chief Financial Officer of the Company (the “Wagner Letter Agreement”). The terms of the Wagner Letter Agreement are described in more detail in Item 5.02(e) of this Current Report on Form 8-K, which description is incorporated herein by reference. There are no other arrangements or understandings between Mr. Wagner and any other persons pursuant to which he was selected as the Company’s Executive Vice President and Chief Financial Officer. Additionally, there are no transactions involving the Company and Mr. Wagner that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Wagner’s appointment is attached hereto as Exhibit 99.1.

(e)                                    Charles F. Wagner, Jr. Letter Agreement

Pursuant to the terms of the Wagner Letter Agreement, Mr. Wagner’s cash compensation will include the following elements: (i) an annual base salary of $475,000; (ii) a 2012 cash incentive bonus plan target of $500,000; and (iii) other cash compensation, including benefits, of $25,000.  All such amounts are subject to proration from the date of commencement of his employment.  Under the cash incentive plan (the “Plan”) approved by the Compensation Committee for Mr. Wagner’s 2012 cash incentive bonus, quantitative performance goals will provide 70% of total cash incentive compensation potential, with the remaining 30% allocated to individual qualitative performance goals. The quantitative portion of the cash bonus amount to be awarded under the Plan will be determined based on achievement of the following performance goals relative to the Company’s 2012 internal operating plan:  currency-adjusted revenue growth (20% of total bonus potential); gross margin improvement (10% of total bonus potential); operating margin improvement (10% of total bonus potential); adjusted earnings per share growth (10% of total bonus potential); and reduction in the Company’s working capital ratio (20% of total bonus potential). The qualitative portion of the cash bonus to be awarded under the Plan will be determined based on non-financial measures relating to Mr. Wagner’s contributions to the achievement of certain compliance and organizational development objectives. Mr. Wagner’s minimum cash bonus under the Plan for 2012 will be equal to 80% of his pro-rated target level.

The Wagner Letter Agreement further provides that Mr. Wagner will receive an annual equity award with a value of $1,000,000 pursuant to the Company’s 2010 Incentive Compensation Plan. Upon and subject to approval of the Compensation Committee of the Board, the first such equity award is to be made in 2012 in the form of restricted stock units valued at $1,000,000 as of the date of grant.  The restricted stock units will be subject to time-based vesting and such other customary terms and conditions as may be determined by the Compensation Committee.  Mr. Wagner will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company’s employees and/or executive officers.

Additionally, the Wagner Letter Agreement provides that Mr. Wagner’s employment with the Company is at will and may be terminated by either party at any time with or without notice and for any or no reason or cause. Mr. Wagner will be entitled to a lump sum severance payment equal to six months of his then current base salary under certain conditions, including (i) in the event there is a change in the voting control of the Company and his employment is terminated, voluntarily or involuntarily, within six months after such change of control or (ii) in the event Mr. Wagner’s employment is terminated at any time without cause.  Under the terms of the Wagner Letter Agreement, Mr. Wagner may not agree to work for any company that designs, makes or sells non-clinical magnetic resonance instrumentation or mass spectrometry instrumentation for a period of six months following resignation or termination of his employment by the Company.

The above summary of the Wagner Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Wagner Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

William J. Knight Letter Agreement

On June 5, 2012, the Company entered into an agreement (the “Knight Letter Agreement”) with Mr. Knight, a named executive officer of the Company, in connection with Mr. Knight’s departure from the role of CFO and assumption of responsibilities as Executive Vice President, President of Bruker Detection Corporation and US General Manager of the Company’s Bruker Detection division, to be effective upon the commencement of Mr. Knight’s assumption of such positions, which agreement modifies and supersedes the terms of Mr. Knight’s previously disclosed compensatory arrangements. Pursuant to the Knight Letter Agreement, Mr. Knight will be entitled to receive the following compensation: (i) a total CFO severance payment of $185,576 in three installments during the period commencing in July 2012 and ending in June 2014, subject to certain limitations relating to continued employment; (ii) annual cash compensation consisting of a base salary of $225,000 and an annual target bonus of $75,000, in each case subject to proration for 2012; and (iii) a payment of $75,000 during July 2012, representing 50% of the target cash incentive bonus payable under the 2012 incentive plan previously established for Mr. Knight in connection with his service as CFO. The Knight Letter Agreement also provides that no additional equity incentive grants will be awarded to Mr. Knight upon assumption of his new responsibilities.

The above summary of the Knight Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Knight Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits

Number

99.1	Press release dated June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: June 7, 2012	By:	/s/Frank H. Laukien
Frank H. Laukien, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press Release dated June 7, 2012.	Furnished herewith*

*        Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.